                                                                EXHIBIT NO. 23.1

                               CONSENT OF KPMG LLP

The Board of Directors
Wisconsin Central Transportation Corporation:

We consent to incorporation by reference in the previously filed registration statements on Form S-3 (No. 333-44049) and on Form S-8 (No. 33-40820, No. 33-65678, No. 33-84088, No. 33-80309, No. 333-35493 and No. 333-69529) of
Wisconsin Central Transportation Corporation of our report dated February 1, 2000, relating to the consolidated balance sheets of Wisconsin Central Transportation Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Wisconsin Central Transportation Corporation.

                                    KPMG LLP

Chicago, Illinois
March 28, 2000